                                                                    EXHIBIT 23.7


                          CONSENT OF FINANCIAL ADVISOR
                          ----------------------------


The undersigned hereby consents (i) to the reference to our firm and our opinion, dated as of January 31, 1996, in the Proxy Statement-Prospectus contained in the Registration Statement on Form S-4 (Registration No. 333-00153) of Trump Hotels & Casino Resorts, Inc., and in any amendments thereto (the "Registration Statement"), (ii) to the inclusion of our financial opinion as an annex to the Proxy Statement-Prospectus and (iii) to the filing of this consent as an exhibit to the Registration Statement. In giving this consent we hereby expressly disclaim that Rothschild Inc. is within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                           Very truly yours,

                           ROTHSCHILD INC.



                           By:   /s/ Wilbur L. Ross, Jr.
                              --------------------------

                           Name:   Wilbur L. Ross, Jr.
                           Title:  Senior Managing Director



Date:  February 26, 1996